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                                                                     Exhibit 5.1

                               [MB&F Letterhead]



                               November 20, 2000

Bone Care International, Inc.
One Science Court
Madison, Wisconsin 53711

Ladies and Gentlemen:

          We have acted as special Wisconsin counsel to Bone Care International, Inc., a Wisconsin corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relative to the registration of up to 3,450,000 shares (the "Shares") of the Company's Common Stock, no par value (the "Common Stock"), to be offered by the Company.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-45662) relating to the offering of the Shares, as filed with the Securities and Exchange Commission (the "Commission") on September 12, 2000 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 and Amendment No. 2 thereto as filed with the Commission on October 17, 2000 and November 20, 2000, respectively (as so amended, the "Registration Statement"); (ii) the Articles of Incorporation of the Company as currently in effect; (iii) the By-laws of the Company as currently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the registration of the Shares in the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other agreements, documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock covered by the Registration Statement are, and, when sold by the Company as described in the Registration Statement, will be, legally issued, fully paid and non-assessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof.

          We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.


                                    Very truly yours,

                                 /s/ Michael, Best & Friedrich LLP